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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 3, 1997

                                PAXAR CORPORATION
             (Exact name of registrant as specified in its charter)

    New York                           0-5610                    13-5670050
(State or Other                      (Commission             (IRS Employer
Jurisdiction                         File Number)            Identification No.)
of Incorporation)

             105 Corporate Park Drive, White Plains, New York 10604
               (Address of Principal Executive Offices) (Zip Code)

                                  (914)697-6800
               Registrant's telephone number, including area code
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Item 2.  Acquisition or Disposition of Assets.

         On March 3, 1997, PAXAR Corporation, a New York corporation (the "Registrant"), completed the acquisition of 495 shares (the "Shares") of common stock, par value $.01 ("Holdings Common Stock") of Monarch Holdings, Inc., a Delaware corporation ("Holdings"), from Odyssey Partners, L.P. ("Odyssey"). Prior to the completion of this acquisition, the Registrant owned 495 shares of Holdings Common Stock, representing approximately 49% of the issued and outstanding shares of Holdings Common Stock. Holdings owned all of the outstanding capital stock of Monarch Marking Systems, Inc. ("Monarch"), which manufactures, markets and distributes (i) tabletop label dispensers and handheld mechanical labeling guns which print pressure-sensitive (i.e., adhesive backed) price and other identification labels and affix them on to merchandise for retailers, and (ii) electronic bar code printers, which are used in a wide range of retail and industrial applications, including inventory and management distribution systems.

         The consideration for the Shares consisted of (i) $94,083,750 in cash;
(ii) a note payable by the Registrant to Odyssey in the amount of $5,907,559 at an annual interest rate equal to 4.88%, compounded quarterly, with both the principal and interest payable on January 2, 1998, secured by a Letter of Credit issued by Fleet Bank, N.A.; (iii) payment of certain expenses of the transaction in the amount of $8,691; and (iv) five-year warrants to purchase (A) 1,000,000 shares of common stock par value $.10, of the Registrant ("PAXAR Common Stock"), at an exercise price of $17.50 per share (subject to adjustment in certain events) and (B) 200,000 shares of PAXAR Common Stock, at an exercise price of $21.875 per share (subject to adjustment in certain events). The Registrant used the proceeds of a credit facility with Fleet Bank, N.A. and Wachovia Bank of Georgia, N.A., as the lead lenders, to pay the cash portion of the purchase price. The Registrant has granted Odyssey certain registration rights with respect to its warrants and the shares of PAXAR Common Stock issuable upon exercise thereof.

         Immediately following the closing of the acquisition of the Shares, the Registrant caused Holdings to merge with and into the Registrant (the "Merger"). Thomas R. Loemker, Chairman of Holdings, and John W. Paxton, President and Chief Executive Officer of Holdings, each received 125,229 shares of PAXAR Common Stock in the Merger in exchange for the 10 shares of Holdings Common Stock owned by each of them. In the Merger, employees of Holdings received incentive stock options to purchase an aggregate of 995,575 shares of PAXAR Common Stock (including options to purchase 500,918 shares of PAXAR Common Stock granted to Mr. Paxton) pursuant to the Registrant's 1990 Employee Stock Option Plan in exchange for outstanding options to purchase Holdings Common Stock.

         Upon consummation of the Registrant's acquisition of the shares of Holdings Common Stock owned by Odyssey and the subsequent Merger, Monarch became a wholly-owned subsidiary of the Registrant.




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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Financial Statements of Business Acquired.

             It is impracticable for the Registrant to file the financial information of the business acquired hereunder at this time, and such information will be filed by amendment within sixty days after the date hereof.

         (b) Pro Forma Financial Information.

             It is impracticable for the Registrant to file the pro forma financial information required hereunder at this time, and such information will be filed by amendment within sixty days after the date hereof.

          (c) Exhibits.

            2.1 Amendment No. 1 to Stock Purchase Agreement dated as of March 3, 1997 between PAXAR Corporation and Odyssey Partners, L.P.

            2.2 Agreement and Plan of Merger dated as of March 3, 1997 by and among PAXAR Corporation, Monarch Holdings, Inc., Thomas Loemker and John W. Paxton.

            2.3 Note dated as of March 3, 1997 between PAXAR Corporation and Odyssey Partners, L.P.

            2.4 Letter of Credit dated as of March 3, 1997 issued by Fleet Bank in favor of Odyssey Partners, L.P.,for the account of PAXAR Corporation.

            4.1 Registration Rights Agreement dated as of March 3, 1997 between PAXAR Corporation and Odyssey Partners, L.P.

            4.2 Warrant Agreement for "A" Warrants between PAXAR Corporation and Odyssey Partners, L.P. dated March 3, 1997.

            4.3 Odyssey Partners, L.P. Certificate for 1,000,000 Warrants dated March 3, 1997.

            4.4 Warrant Agreement for "B" Warrants between PAXAR Corporation and Odyssey Partners, L.P. dated March 3, 1997.

            4.5 Odyssey Partners, L.P. Certificate for 200,000 Warrants dated March 3, 1997.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the


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undersigned thereunto duly authorized.

                                         PAXAR CORPORATION


Dated: March  17, 1997                   By: /s/ George Mitchell
                                             -------------------
                                             George Mitchell
                                             Treasurer


                                  EXHIBIT INDEX

Exhibit No.                Description


         2.1 Amendment No. 1 to Stock Purchase Agreement dated as of March 3, 1997 between PAXAR Corporation and Odyssey Partners, L.P.

         2.2 Agreement and Plan of Merger dated as of March 3, 1997 by and among PAXAR Corporation, Monarch Holdings, Inc., Thomas Loemker and John W. Paxton.

         2.3 Note dated as of March 3, 1997 between PAXAR Corporation and Odyssey Partners, L.P.

         2.4 Letter of Credit dated as of March 3, 1997 issued by Fleet Bank in favor of Odyssey Partners, L.P., for the account of PAXAR Corporation.

         4.1 Registration Rights Agreement dated as of March 3, 1997 between PAXAR Corporation and Odyssey Partners, L.P.

         4.2 Warrant Agreement for "A" Warrants between PAXAR Corporation and Odyssey Partners, L.P. dated March 3, 1997.

         4.3 Odyssey Partners, L.P. Certificate for 1,000,000 Warrants dated March 3, 1997.

         4.4 Warrant Agreement for "B" Warrants between PAXAR Corporation and Odyssey Partners, L.P. dated March 3, 1997.

         4.5 Odyssey Partners, L.P. Certificate for 200,000 Warrants dated March 3, 1997.




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